Filed pursuant to Rules 424(b)(3) and 424(c)
                                   Registration Statement No. 333-82080



                          PROSPECTUS SUPPLEMENT NO. 19
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                       ---------------------------------

     Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                       ---------------------------------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
           SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
                PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


            The date of this prospectus supplement is April 18, 2003.

The table of selling security holders beginning on page 36 of the prospectus is hereby amended to add the entities named below as selling security holders:





                                                                                        Number of shares of
                                           Principal amount of                                 common              Percentage
                                           notes beneficially                                stock that          of common stock
                                               owned that             Percentage            may be sold            outstanding
                  Name                         may be sold       of notes outstanding           (1)                    (2)
California Public Employees' Retirement            $  2,000,000           1%                      54,054                *
System
Citicorp Life Insurance Company                          14,000            *                         378                *
National Benefit Life Insurance Company                   8,000            *                         216                *
Primerica Life Insurance Company                        329,000            *                       8,892                *
Travelers Indemnity Company                             785,000            *                      21,216                *
Travelers Insurance Company - Separate                   30,000            *                         811                *
Account TLAC
Travelers Life & Annuity Company                         40,000            *                       1,081                *
Travelers Life Insurance Company                        594,000            *                      16,054                *
Travelers Series Trust Convertible Bond                 200,000            *                       5,405                *


After giving effect to the addition of the foregoing selling security holders and the addition of a new footnote (11), the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

     We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

     The following table sets forth information we have received as of April 18, 2003 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.



                                                Principal amount of                      Number of shares    Percentage of
                                                notes beneficially      Percentage of    of common stock     common stock
                                                    owned that              notes        that may be sold    outstanding
                    Name                           may be sold           outstanding            (1)               (2)


Advent Convertible Master Cayman L.P.                   $ 2,935,000          1.47%                79,324           *
AIG/National Union Fire Insurance                           180,000            *                   4,864           *
AIM Alternative Asset Partners                               15,000            *                     405           *
Allentown City Firefighters Pension Plan                     29,000            *                     783           *
Allentown City Officers & Employees Pension                  11,000            *                     297           *
Fund
Allentown City Police Pension Plan                           54,000            *                   1,459           *
Alpha US Sub Fund 4, LLC                                    415,000            *                  11,216           *
Amaranth LLC                                             13,800,000          6.90                372,972          1.21%
American Motorist Insurance Company                         507,000            *                  13,702           *
AmSouth Bank Custodian for AmSouth VA                     2,100,000          1.05                 56,756           *
Equity Income Fund

                                       3



                                                Principal amount of                      Number of shares    Percentage of
                                                notes beneficially      Percentage of    of common stock     common stock
                                                    owned that              notes        that may be sold    outstanding
                    Name                           may be sold           outstanding            (1)               (2)

AmSouth Bank Custodian for Silect Equity                  1,320,000            *                  35,675           *
Variable Annuity Fund
Arapahoe County Colorado                                     49,000            *                   1,324           *
Arbitex Master Fund L.P. (9)                              9,000,000          4.50                243,243           *
Argent Classic Convertible Arbitrage Fund L.P.              500,000            *                  13,513           *
Argent Classic Convertible Arbitrage Fund                 2,000,000          1.00                 54,054           *
(Bermuda) Ltd.
Argent Convertible Arbitrage Fund Ltd.                    4,500,000          2.25                121,621           *
Argent LowLev Convertible Arbitrage Fund LLC                500,000            *                  13,513           *
Arkansas Teachers Retirement System                       3,506,000          1.75                 94,756           *
Aventis Pension Master Trust (5)                            105,000            *                   2,837           *
Bank Austria Cayman Islands, LTD                          7,400,000          3.70                199,999           *
Baptist Health of South Florida                             577,000            *                  15,594           *
Black Diamond Offshore Ltd.                                 565,000            *                  15,270           *
Boilermaker - Blacksmith Pension Trust (5)                  590,000            *                  15,945           *
British Virgin Islands Social Security Board                 38,000            *                   1,027           *
CALAMOS(R)Convertible Fund - CALAMOS(R)                   2,400,000          1.20                 64,864           *
Investment Trust (5)
CALAMOS(R)Convertible Growth and Income Fund              4,400,000          2.20                118,918           *
- CALAMOS(R)Investment Trust (5)
CALAMOS(R)Convertible Portfolio - CALAMOS(R)                 65,000            *                   1,756           *
Advisors Trust (5)

                                       4

                                                Principal amount of                      Number of shares    Percentage of
                                                notes beneficially      Percentage of    of common stock     common stock
                                                    owned that              notes        that may be sold    outstanding
                    Name                           may be sold           outstanding            (1)               (2)


CALAMOS(R)Convertible Technology Fund -                      65,000            *                   1,756           *
CALAMOS(R)Investment Trust (5)
CALAMOS(R)Global Convertible Fund - CALAMOS(R)               70,000            *                   1,891           *
Investment Trust (5)
CALAMOS(R)Market Neutral Fund - CALAMOS(R)               10,500,000          5.25                283,783           *
Investment Trust (5)
California Public Employees' Retirement                   2,000,000          1.00                 54,054           *
System (11)
Castle Convertible Fund, Inc.                             1,250,000            *                  33,783           *
CEMEX Pension Plan (5)                                       60,000            *                   1,621           *
Chrysler Corporation Master Retirement Trust              2,035,000          1.01                 54,999           *
CIBC World Markets                                        1,000,000            *                  27,027           *
Citicorp Life Insurance Company                              14,000            *                     378           *
City of Albany Pension Plan (5)                              50,000            *                   1,351           *
City of Knoxville Pension System (5)                        145,000            *                   3,918           *
City of New Orleans                                         203,000            *                   5,486           *
City University of New York                                 122,000            *                   3,297           *
Clarica Life Insurance Co.- U.S. (5)                        145,000            *                   3,918           *
Clinton Multistrategy Master Fund, Ltd.                   4,000,000          2.00                108,108           *
Clinton Riverside Convertible Portfolio                   4,000,000          2.00                108,108           *
Limited
Conseco Fund Group-Convertible Securities                   250,000            *                   6,756           *
Fund
Consulting Group Capital Markets Funds (5)                  250,000            *                   6,756           *
Credit Suisse First Boston Corporation                    1,500,000            *                  40,540           *

                                       5



                                                Principal amount of                      Number of shares    Percentage of
                                                notes beneficially      Percentage of    of common stock     common stock
                                                    owned that              notes        that may be sold    outstanding
                    Name                           may be sold           outstanding            (1)               (2)

DeAm Convertible Arbitrage                                3,300,000          1.65                 89,189           *
Delta Airlines Master Trust (5)                             950,000            *                  25,675           *
Delta Air Lines Master Trust (c/o Oaktree                   490,000            *                  13,243           *
Capital Management LLC)
Delta Pilots Disability and Survivorship                    200,000            *                   5,405           *
Trust (5)
Delta Pilots D & S Trust (c/o Oaktree                       270,000            *                   7,297           *
Capital Management LLC)
Deutsche Banc Alex Brown                                 15,624,000          7.81                422,269          1.37
Dorinco Reinsurance Company (5)                             325,000            *                   8,783           *
Double Black Diamond Offshore LDC                         2,935,000          1.47                 79,324           *
Drury University (5)                                         35,000            *                     945           *
Engineers Joint Pension Fund                                468,000            *                  12,648           *
Federated Equity Income Fund, Inc.                        7,300,000          3.65                197,297           *
Federated Insurance Series, on behalf of                    300,000            *                   8,108           *
its Federated Income Fund II
Fidelity Financial Trust: Fidelity                       11,680,000          5.84                315,675          1.03
Convertible Securities Fund (6)
Gartmore Variable Insurance Trust, on
behalf of its Federated GVIT Equity Income                  180,000            *                   4,864            *
Fund
Goldman Sachs and Company                                 3,430,000          1.71                 92,702            *
Grady Hospital Foundation                                   107,000            *                   2,891            *
Granville Capital Corporation                             2,000,000          1.00                 54,054            *
HFR Convertible Arbitrage Account                           190,000            *                   5,135            *
HFR Master Fund, LTD. (5)                                    50,000            *                   1,351            *

                                       6



                                                Principal amount of                      Number of shares    Percentage of
                                                notes beneficially      Percentage of    of common stock     common stock
                                                    owned that              notes        that may be sold    outstanding
                    Name                           may be sold           outstanding            (1)               (2)

H.K. Porter Company, Inc. (5)                                15,000            *                     405            *
HSBC Trustee, Zola Managed Trust                            200,000            *                   5,405            *
Independence Blue Cross                                      64,000            *                   1,729            *
Innovest Finanzdienstleistungs AG                           580,000            *                  15,594            *
Jefferies Umbrella Fund US Convertible Bonds                270,000            *                   7,297            *
KBC Financial Products (Cayman Island)                    2,000,000          1.00                 54,054            *
Limited
KBC Financial Products USA Inc.                             250,000            *                   6,756            *
Kettering Medical Center Funded                              35,000            *                     945            *
Depreciation Account (5)
Knoxville Utilities Board Retirement System (5)             120,000            *                   3,243            *
Lincoln National Global Asset Allocation                     40,000            *                   1,081            *
Fund, Inc.
Lipper Convertibles, L.P.                                 1,500,000            *                  40,540            *
Lipper Offshore Convertibles, L.P.                        1,500,000            *                  40,540            *
Louisiana Workers' Compensation Corporation (5)             150,000            *                   4,054            *
Lumbermans                                                  491,000            *                  13,270            *
Lyxor Master Fund Ref: Argent/LowLev CB                   1,230,000            *                  33,243            *
Lyxor Master Fund, c/o Zola Capital                         300,000            *                   8,108            *
Management
Macomb County Employees' Retirement System                  145,000            *                   3,918            *
(5)
Man Convertible Bond Master Fund, Ltd.                    8,208,000          4.10                221,837            *
McMahan Securities Co., L.P.                              1,500,000            *                  40,540            *
MFS Total Return Fund (10)                                1,000,000            *                  27,027            *
Microsoft Corporation                                       410,000            *                  11,081            *


                                       7


                                                Principal amount of                      Number of shares    Percentage of
                                                notes beneficially      Percentage of    of common stock     common stock
                                                    owned that              notes        that may be sold    outstanding
                    Name                           may be sold           outstanding            (1)               (2)

Minnesota Power and Light                                   125,000            *                   3,378            *
Morgan Stanley & Co. (7)                                  1,500,000            *                  40,540            *
Motion Pictures Industry                                    545,000            *                  14,729            *
Motion Picture Industry Health Plan -                       190,000            *                   5,135            *
Active Member Fund
Motion Picture Industry Health Plan -                        80,000            *                   2,162            *
Retiree Member Fund
Municipal Employees                                         183,000            *                   4,945            *
National Benefit Life Insurance Company                       8,000            *                     216            *
New Orleans Firefighters Pension / Relief                   110,000            *                   2,972            *
Fund
Nicholas Applegate Convertible Fund                       1,529,000            *                  41,324            *
Nicholas Applegate Global Holdings LP                        35,000            *                     945            *
1976 Distribution Trust FBO A.R. Lauder /                     7,000            *                     189            *
Zinterhofer
1976 Distribution Trust FBO Jane A. Lauder                   13,000            *                     351            *
Occidental Petroleum Corporation                            118,000            *                   3,189            *
OCM Convertible Trust                                     1,180,000            *                   8,918            *
Ohio National Fund, Inc., on behalf of its                   30,000            *                     810            *
Equity Income Portfolio
Ondeo Nalco                                                  40,000            *                   1,081            *
Onex Industrial Partners Limited                          1,950,000            *                  52,702            *
Palladin Securities LLC                                   1,200,000            *                  32,432            *
Paloma Securities LLC                                     5,000,000          2.50                135,135            *
Partner Reinsurance Company Ltd.                            330,000            *                   8,918            *
Pebble Capital Inc.                                         650,000            *                  17,567            *

                                       8



                                                Principal amount of                      Number of shares    Percentage of
                                                notes beneficially      Percentage of    of common stock     common stock
                                                    owned that              notes        that may be sold    outstanding
                    Name                           may be sold           outstanding            (1)               (2)

Physicians Life                                             183,000            *                   4,945            *
Policemen and Firemen Retirement System of                  503,000            *                  13,594            *
the City of Detroit
Port Authority of Allegheny County
Retirement and Disability Allowance Plan
for the Employees Represented by Local 85                   615,000            *                  16,621            *
of the Amalgamated Transit Union (5)
Primerica Life Insurance Company                            329,000            *                   8,892            *
Pro-mutual                                                  603,000            *                  16,297            *
Putnam Asset Allocation Funds-Balanced                      310,000            *                   8,378            *
Portfolio
Putnam Asset Allocation Funds-Conservative                  240,000            *                   6,486            *
Portfolio
Putnam Convertible Income-Growth Trust                    2,180,000          1.09                 58,918            *
Putnam Convertible Opportunities and Income                  80,000            *                   2,162            *
Trust
Putnam Variable Trust-Putnam VT Global                       80,000            *                   2,162            *
Asset Allocation Fund
Qwest Occupational Health Trust                              55,000            *                   1,486            *
Ramius Capital Group                                        300,000            *                   8,108            *
RAM Trading Ltd                                           1,750,000            *                  47,297            *
Raytheon Master Pension Trust                               200,000            *                   5,405            *
RCG Halifax Master Fund, LTD                                550,000            *                  14,864            *
RCG Latitude Master Fund, LTD                             2,500,000          1.25                 67,567            *
RCG Multi Strategy A/C LP                                 1,250,000            *                  33,783            *
Robertson Stephens                                        5,000,000          2.50                135,135            *
Rockhaven Fund                                               80,000            *                   2,162            *
Rockhaven Premier Dividend Fund                             700,000            *                  18,918            *


                                       9


                                                Principal amount of                      Number of shares    Percentage of
                                                notes beneficially      Percentage of    of common stock     common stock
                                                    owned that              notes        that may be sold    outstanding
                    Name                           may be sold           outstanding            (1)               (2)

Sage Capital                                                100,000            *                   2,702            *
San Diego City Retirement                                 1,097,000            *                  29,648            *
San Diego County Convertible                              1,654,000            *                  44,702            *
SCI Endowment Care Common Trust Fund -                       20,000            *                     540            *
First Union (5)
SCI Endowment Care Common Trust Fund -                       70,000            *                   1,891            *
National Fiduciary Services (5)
SCI Endowment Care Common Trust Fund -                       30,000            *                     810            *
Suntrust (5)
Screen Actors Guild Pension Convertible                     500,000            *                  13,513            *
S G Cowen Securities Corporation                          1,500,000            *                  40,540            *
SG Hambros Trust Company (Jersey) Ltd as                    300,000            *                   8,108            *
Trustee of the Lyxor Master Fund
Shell Pension Trust                                         320,000            *                   8,648            *
Silverado Arbitrage Trading, Ltd.                           500,000            *                  13,513            *
Silvercreek Limited Partnership                           1,100,000            *                  29,729            *
Silvercreek II Limited                                      900,000            *                  24,324            *
Sisters of Good Shepherd                                    100,000            *                   2,702            *
Southern Farm Bureau Life Insurance                         185,000            *                   4,999            *
SPT (5)                                                     710,000            *                  19,189            *
St. Thomas Trading, Ltd.                                 13,468,000          6.73                363,999          1.18
Starvest Combined Portfolio                                 190,000            *                   5,135            *
State Employees' Retirement Fund of the                     810,000            *                  21,891            *
State of Delaware
State of Connecticut Combined Investment Fund             1,705,000            *                  46,081            *
State of Maryland Retirement Agency                       2,575,000          1.29                 69,594            *

                                       10



                                                Principal amount of                      Number of shares    Percentage of
                                                notes beneficially      Percentage of    of common stock     common stock
                                                    owned that              notes        that may be sold    outstanding
                    Name                           may be sold           outstanding            (1)               (2)

Sunrise Partners LLC                                      9,200,000          4.60                248,648            *
The Dow Chemical Company Employees'                       1,150,000            *                  27,631            *
Retirement Plan (5)
The Fondren Foundation (5)                                   35,000            *                     945            *
The Grable Foundation                                        95,000            *                   2,567            *
Travelers Indemnity Company                                 785,000            *                  21,216            *
Travelers Insurance Company - Separate                       30,000            *                     811            *
Account TLAC
Travelers Life & Annuity Company                             40,000            *                   1,081            *
Travelers Life Insurance Company                            594,000            *                  16,054            *
Travelers Series Trust Convertible Bond                     200,000            *                   5,405            *
Trustmark Insurance Company                                 280,000            *                   7,567            *
2000 Revocable Trust FBO A.R. Lauder /                        6,000            *                     162            *
Zinterhofer
Union Carbide Retirement Account (5)                        600,000            *                  16,216            *
United Food and Commercial Workers Local                    270,000            *                   7,297            *
1262 and Employee Pension Fund (5)
Univar USA Inc. Retirement Plan (5)                         140,000            *                   3,783            *
Vanguard Convertible Securities Fund, Inc.                1,945,000            *                  52,567            *
Wake Forest University                                      686,000            *                  18,540            *
Wake Forest University Convertible Arbitrage                355,000            *                   9,594            *
WPG Convertible Arbitrage Overseas Master                 2,500,000          1.25                 67,567            *
Fund, L.P


                                       11


                                                Principal amount of                      Number of shares    Percentage of
                                                notes beneficially      Percentage of    of common stock     common stock
                                                    owned that              notes        that may be sold    outstanding
                    Name                           may be sold           outstanding            (1)               (2)

Writers Guild Industry Health Fund                          293,000            *                   7,918            *
Wyoming State Treasurer                                     971,000            *                  26,243            *
Zurich Institutional Benchmark Master Fund                1,000,000            *                  27,027            *
Ltd.
Any other holder of notes or future
transferee, pledgee, donee or successor of                        0            -                       0            -
any holder (3)                                            -----------      --------            ----------        --------
Total..............................                    $200,000,000 (8)    100.00%             5,405,400 (4)      15.13%

-----------------------------------------------
* Less than 1%.

(1)  Assumes conversion of all of the holder's notes at a conversion rate of
     27.027 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

(3) Information about other selling security holders will be set forth in prospectus supplements, if required.

(4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

(5) Pursuant to an Investment Management Agreement, CALAMOS(R) Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

(6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

(7) The entity owns $1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.

(8) The figures in this column are based on information supplied to us, as of April 18, 2003, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than $200,000,000 aggregate principal amount of notes (which would be convertible into more than 5,405,400 shares of common stock), reflecting, we believe, that one or more selling security holders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing this prospectus, no more than $200,000,000 principal amount of notes could be sold utilizing this prospectus and, accordingly, the $200,000,000 total in this column has been retained and represents the maximum principal amount of notes that could be sold hereunder.

(9) The entity also owns an additional $6,500,000 principal amount of the notes, which it purchased, in registered form, in the open market.

(10) This entity (the "Fund") has advised us that, to the best of its knowledge, the Fund has no position, office or other material relationship with us or any of our affiliates and that, while other funds and accounts advised by Massachusetts Financial Services Company ("MFS") may own securities issued by us, MFS has no knowledge of any other position, office or other material relationship between the Fund's affiliates and us or any of our affiliates.

(11) This entity also owns 91,970 shares of our common stock.

     We prepared this table based on the information supplied to us on or before April 18, 2003 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Some of the selling security holders may hold additional notes that have been registered under the Securities Act. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

     Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

     Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."

The last sentence of the sixth paragraph under "Plan of Distribution" on page 41 of the prospectus was previously amended to read as follows:

     "The selling security holders may also sell the notes or the underlying common stock short and deliver notes or the underlying common stock to close out short positions, or loan or pledge notes or the underlying common stock to broker-dealers or financial institutions that, in turn, may sell the notes or the underlying common stock."